UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.	Other Events

Acceptance of Investigational New Drug Application

On April 26, 2010, NexMed, Inc. (the “Company”) received clearance from the U.S. Food & Drug Administration (“FDA”) to proceed with a proposed Phase 2 trial of PrevOnco™, the Company’s proprietary drug candidate for the treatment of advanced, unresectable hepatocellular carcinoma (HCC), or liver cancer.  The FDA previously granted PrevOnco orphan drug status in August 2008, and in March 2010, the Company filed its Investigational New Drug application for the product candidate seeking approval to commence human clinical studies.  The Company is also considering seeking FDA approval to move PrevOnco directly into a Phase 3 study that would use PrevOnco in combination with Doxorubicin as a second-line therapy for patients who have failed NEXAVAR®, the currently marketed first-line anticancer treatment for patients with either HCC or advanced renal cell carcinoma (cancer of the kidney).

PrevOnco incorporates lansoprazole, which is the generic anti-ulcer compound approved under the name Prevacid® and marketed in the U.S. by Takeda Pharmaceuticals North America, Inc.  In vitro and in vivo data generated to date has demonstrated the ability of lansoprazole to inhibit tumor cell growth and enhance survival in mouse models of cancer alone, and in combination with Doxorubicin.

Adoption of Majority-Vote Guidelines

Also on April 26, 2010, the Company’s Board of Directors (the “Board”) adopted Corporate Governance Guidelines (the “Guidelines”) which provide, among other things, for the adoption of a “majority vote” standard in the election of directors.  Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality vote.  The Guidelines do not change this, but provide that if at an uncontested election of directors (i.e., the number of nominees for election to the Board is equal to, or less than, the number of seats open for election), a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election, then such nominee will be required to submit an offer of resignation, subject to Board acceptance.  Under the Guidelines, the Corporate Governance/Nominating Committee of the Board, with the interested director abstaining, will consider the offer of resignation and other relevant circumstances and recommend to the Board the action to be taken.  The Board will then determine whether to accept the offer of resignation and will notify the affected director of the determination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: April 26, 2010